                                                                       Exhibit 5

                                STOEL RIVES LLP
                             600 University Street
                                   Suite 3600
                         Seattle, Washington 98101-3197

                               February 10, 2003

Board of Directors
Cray Inc.
411 First Avenue South, Suite 600
Seattle, WA 98104

     Re:  Registration Statement on Form S-3 (Registration No. 333-102367)

Dear Sirs:

     As counsel for Cray Inc., a Washington corporation (the "Company"), and at your request, we are rendering this opinion in connection with a proposed sale by the Company of up to 6,250,000 shares (the "Primary Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), and up to 937,500 shares of Common Stock that may be sold by the Company upon exercise of the underwriters' over-allotment option granted by the Company (collectively with the Primary Shares, the "Offered Shares") and the proposed sale by selling shareholders of up to 250,000 shares of Common Stock issued and outstanding or issuable upon the exercise of certain stock options (the "Selling Shareholder Shares"), in each case pursuant to the above-referenced Registration Statement on Form S-3 (the "Registration Statement").

     We have reviewed such documents, certificates, and records as we deemed necessary for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that (a) the Offered Shares have been duly authorized and, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable; and (b) the Selling Shareholder Shares have been duly authorized and are, or when issued upon exercise of the relevant stock options will be, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the use of our name under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, as originally filed and as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ Stoel Rives LLP